                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


Name                                            State of Incorporation
----                                            ----------------------

The Adams National Bank                         A National Banking Corp.

Adams Acquisition Corporation                   Delaware


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